                                                                    EXHIBIT 99.1



     CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the amendment to annual report on Form 10-KSB (the "Form 10-KSB/A") for the year ended September 30, 2002 of Probex Corp. (the "Issuer"). The undersigned hereby certifies that, to the best of my knowledge, the Form 10-KSB/A fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78(o)(d)) and that the information contained in the Form 10-KSB/A fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:   March 19, 2003

By:      /s/ Charles M.  Rampacek
         --------------------------------------
Name:    Charles M.  Rampacek
Title:   Chairman of the Board, Chief Executive
         Officer and President